Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

GlaxoSmithKline	Adolor Corporation

UK Media	Lizanne Wentz
Gwenan Evans (020) 8047 5505	Corporate Communications (484) 595-1500

US Media Nancy Pekarek (919) 483-2839	SAM BROWN INC. (MEDIA) Mike Beyer (773) 463-4211

FDA Issues Approvable Letter for Entereg® (alvimopan) for POI

-Adolor Investor Conference Call at 8:30 a.m. EST on Monday, November 6, 2006-

Exton and Philadelphia, PA, November 6, 2006 - Adolor Corporation (Nasdaq: ADLR) and GlaxoSmithKline (NYSE: GSK) announced today that the U.S. Food and Drug Administration (FDA) has issued a letter stating that the new drug application (NDA) for Entereg (alvimopan 12mg) for the management of postoperative ileus (POI) is approvable. The FDA has requested 12-month safety data, including analysis of serious cardiovascular events, from study 767905/014, an ongoing safety study in opioid-induced bowel dysfunction (OBD). The FDA also requested a risk management plan as part of the submission.

Study 014 is an ongoing Phase 3, blinded, long-term (12 month) safety study conducted by GSK evaluating alvimopan 0.5 mg twice daily for the treatment of opioid-induced bowel dysfunction in patients with chronic non-cancer pain. The study is targeted for completion late in the first quarter of 2007, with final data available in the second quarter.

The FDA’s review of the NDA for POI included the six-month interim analysis of Study 014. This analysis was submitted in late September 2006 and showed an increase, which was not statistically significant, in the reported incidence of serious cardiovascular adverse events in patients receiving alvimopan relative to placebo. The reported events were in patients at high risk for cardiovascular disease, did not appear to be linked to duration of dosing and were consistent with epidemiological expectations for the subject population. Combined results from all completed studies in the chronic population submitted by GSK to the FDA did not support a conclusion that patients taking alvimopan were at increased risk for serious cardiovascular events.

“We will meet with the FDA to discuss the approvable letter and work with GSK to provide the additional information requested as expeditiously as possible,” said David Madden, interim president and chief executive officer of Adolor.

“We continue to believe that Entereg has significant potential to benefit patients at risk of developing POI and those suffering from OBD and remain committed to its continued development,” said Yvonne Greenstreet, Senior Vice President, Research and Development, GlaxoSmithKline.

Conference Call Information

Adolor will host an audio only conference call on November 6, 2006 at 8:30 a.m. Eastern Time to discuss the NDA approvable letter. To access this call and have the opportunity to pose questions, dial 1-800-638-4930 for domestic callers, and 1-617-614-3944 for international callers, and provide the Passcode 55545189. The call will also be available on the Investor Relations section of the Company’s website, www.adolor.com.

An audio replay of the conference call will be available beginning at 10:30 a.m. Eastern Time on November 6, 2006. To listen to a replay of the conference call, dial 1-888-286-8010 (domestic callers) or 1-617-801-6888 (international callers) with a Passcode of 29264969 or listen via the website. The replay will be available for one week.

About Adolor Corporation

Adolor Corporation (Nasdaq: ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. Entereg® (alvimopan) is Adolor’s lead product candidate under development for the management of the gastrointestinal side effects associated with opioid use. Adolor also has a number of discovery research programs focused on the identification of novel compounds for the treatment of pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

About GlaxoSmithKline

GlaxoSmithKline is one of the world’s leading research-based pharmaceutical and healthcare companies and is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For more information, visit GlaxoSmithKline on the World Wide Web at www.gsk.com.

Adolor Corporation Forward-Looking Statements

This release, and oral statements made with respect to information contained in this release, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that safety findings from Study 014 may not support regulatory approval of Entereg ® (alvimopan) for POI, OBD, or any other indication; the risk that final data for Study 014 will not be available in the second quarter of 2007; the risk that Adolor may not be able to adequately address the deficiencies in the November 2006 FDA approvable letter; the risk that a risk management plan could materially adversely affect the commercial prospects for Entereg, if regulatory approval is achieved; the risk that Adolor may not obtain FDA approval for Entereg in POI, whether due to Adolor’s inability to provide additional data satisfactory to the FDA to obtain approval for the NDA, the adequacy of the safety and efficacy data from all of the Entereg studies, the risk that the FDA may not agree with Adolor’s and GSK’s analyses of the Entereg studies (including Study 014) and may evaluate the results of these studies by different methods or conclude that the results from the studies, whether or not statistically significant, do not support safety, efficacy, a favorable risk/benefit profile, or there were human errors in the conduct of the studies, or otherwise; adverse safety findings in any Entereg studies; the risk that regulatory approvals for the use of Entereg in OBD are not achieved; the risk that filing targets for regulatory submissions or user fee goal dates are not met; the risk that the results of other clinical trials of Entereg are not positive; the risk of product liability claims; reliance on third party manufacturers; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GSK, in connection with the development and commercialization of Entereg; market acceptance of Adolor’s products, if regulatory approval is achieved; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

GlaxoSmithKline Forward-Looking Statements

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, the company cautions investors that any forward-looking statements or projections made by the company, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group’s operations are described under ‘Risk Factors’ in the Operating and Financial Review and Prospects in the company’s Annual Report on Form 20-F for 2005.